UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2022

Date of Report (Date of earliest event reported)

AMERCO

(Exact name of registrant as specified in its charter)

Nevada                                                    001-11255                                          88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane , Ste. 100

Reno , NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock , $0.25 par value	UHAL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule   12b-2   of the Securities Exchange Act of 1934 (§240.12b-2   of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.     ☐

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 2, 2021, AMERCO, a Nevada corporation (the “Company”), entered into a Note Purchase Agreement with the purchasers named therein (the “Purchase Agreement”) in connection with the private placement of the Company’s senior unsecured notes (the “Notes”). Under the Purchase Agreement, the Company sold an aggregate of $600 million of its Notes, consisting of (a) $100 million aggregate principal amount of its 2.55% Senior Notes, Series A due January 27, 2030, (b) $100 million aggregate principal amount of its 2.60% Senior Notes, Series B due January 27, 2031, (c) $100 million aggregate principal amount of its 2.68% Senior Notes, Series C due January 27, 2032, (d) $150 million aggregate principal amount of its 2.73% Senior Notes, Series D due January 27, 2033, and (e) $150 million aggregate principal amount of its 2.88% Senior Notes, Series E due January 27, 2035. The issue price for the Notes was 100% of the aggregate principal amount thereof.

These notes funded on January 27, 2022.

The Notes bear interest on the outstanding principal balance at the stated rates per annum from the date of issuance, payable semiannually on January 27 and July 27 of each year, commencing with the January 27 or July 27 next succeeding the date of the Note, until such principal becomes due and payable.   The Notes are senior unsecured obligations of the Company and rank at least   pari   passu   in right of payment with all other unsecured senior indebtedness of the Company.

Pursuant to the terms of the Purchase Agreement, the Company may, at its option, upon notice to each holder of the Notes,   prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make   ‑   Whole Amount (as defined in the Purchase Agreement) determined for the prepayment date with respect to such principal amount, as set forth in the Purchase Agreement.

The obligations of the Company under the Notes will be guaranteed by each of the Company’s subsidiaries that   guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co   ‑   borrower or otherwise, for or in respect of any indebtedness under any Material Credit Facility (as defined in the Purchase Agreement).

The Purchase Agreement contains customary covenants, including, among others, limitations on the Company’s ability to consolidate, merge, or transfer all or substantially all of its assets, transact with affiliates, and create or incur liens on assets. The Purchase Agreement also includes the following financial covenants, subject to certain qualifications, (i) a minimum fixed charge coverage ratio, (ii) a minimum unencumbered property value ratio, and (iii) a maximum subsidiary unencumbered leverage ratio.

The Purchase Agreement contains customary events of default, including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, Employee Retirement Income Security Act 1974 (ERISA) events, and failure of a guaranty agreement. If an event of default occurs, the holders of notes will be entitled to take various actions, including the acceleration of amounts due under the Purchase Agreement and the Notes.

The foregoing description of the Purchase Agreement and the Notes is qualified in its entirety by reference to the full text of the Purchase Agreement (which attaches the forms of the Notes), a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

The Company intends to use the net proceeds from the issuance of the Notes for general corporate purposes.   The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description	Page or Method of Filing
10.1	Note Purchase Agreement, dated December 2, 2021, among AMERCO and the purchasers named therein.	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
10.2	Form of AMERCO 2.55% Senior Note, Series A due January 27, 2030 (included as a part of Exhibit 10.1)	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
10.3	Form of AMERCO 2.60% Senior Note, Series B due January 27, 2031 (included as a part of Exhibit 10.1)	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
10.4	Form of AMERCO 2.68% Senior Note, Series C due January 27, 2032 (included as a part of Exhibit 10.1)	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
10.5	Form of AMERCO 2.73% Senior Note, Series D due January 27, 2033 (included as a part of Exhibit 10.1)	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
10.6	Form of AMERCO 2.88% Senior Note, Series E due January 27, 2035 (included as a part of Exhibit 10.1)	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255
99.1	Press release dated December 7, 2021 issued by the Company.	Incorporated by reference to AMERCO’s Current Report on Form 8-K, filed on December 7, 2021, file no. 1-11255 Included as a part of Exhibit 10.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022

AMERCO

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer